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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):      January 14, 2000
                                                       ----------------

                           ARIAD PHARMACEUTICALS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
   Delaware                        0-21696                      22-3106987
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(State or other                  (Commission                   (IRS Employer
  jurisdiction                   File Number)                Identification No.)
of incorporation)
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26 Landsdowne Street, Cambridge, Massachusetts                         02139
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(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not applicable
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          (Former name or former address, if changed since last report)



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Item 5. OTHER EVENTS

         On January 18, 2000, ARIAD Pharmaceuticals, Inc. (the "REGISTRANT") announced that it had entered into a Settlement and Repurchase Agreement (the "SETTLEMENT AGREEMENT") by and among the Registrant, Promethean Investment Group LLC ("PROMETHEAN"), and HFTP Investments, LLC ("HFTP"; Promethean and HFTP are sometimes hereinafter referred to collectively as the "PROMETHEAN GROUP"), dated as of January 14, 2000 (the "EFFECTIVE DATE"). The Settlement Agreement relates to an action filed by the Registrant against Promethean and HFTP in the United States District Court for the Southern District of New York entitled ARIAD PHARMACEUTICALS, INC. V. PROMETHEAN INVESTMENT GROUP LLC AND HFTP INVESTMENTS, LLC, 99 Civ. 10794 (the "NEW YORK ACTION"), and to an action filed by HFTP against the Registrant in the Chancery Court of the State of Delaware entitled HFTP INVESTMENTS, LLC V. ARIAD PHARMACEUTICALS, INC., C.A. No. 17501 (the "DELAWARE ACTION").

         The parties agreed to settle the New York Action and the Delaware Action based on the terms of the Settlement Agreement, which include, without limitation, the following:

                  1. That, at the closing (which was held on January 15, 2000), the Registrant (a) repurchased from Promethean Group 2,388 shares of Series C Convertible Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK"), for an aggregate purchase price of $6,925,000, and (b) accepted for conversion from Promethean Group
         612 shares of Series C Preferred Stock, which were converted into 1,078,038 shares (the "SETTLEMENT SHARES") of the Registrant's common stock, par value $.001 per share (the "COMMON STOCK");

                  2. That, within two business days of the closing, the parties will file dismissals of the New York Action and the Delaware Action, with prejudice;

                  3. That, by no later than February 7, 2000, unless otherwise extended pursuant to the Settlement Agreement's terms (the "TRADING TERMINATION DATE"), Promethean Group will sell all of the Settlement Shares in the public market (subject to certain agreed upon volume limitations applicable during the course of each trading day) and will purchase in the public market an amount of shares of Common Stock equal to the Settlement Shares plus 62 additional shares, all of which shares of Common Stock purchased by Promethean Group will be applied to cover their total outstanding short position of 1,078,100 shares of Common Stock (the "Short Position");

                  4. That, through the Trading Termination Date, the Registrant will maintain and keep effective the Registration Statement on Form S-3 (Registration No. 333-69689) (the "REGISTRATION STATEMENT") covering the registration for resale of the Settlement Shares;

                  5. That, if the Registration Statement becomes unavailable for use in the resale of the Settlement Shares for any three trading days, whether or not consecutive, during the period following the date of the filing of this report through the Trading Termination Date, Promethean Group shall have the right to require the Registrant to purchase some or all of the Settlement Shares up to an amount equal to the number of shares that Promethean Group may have purchased to cover its Short Position after the Registration Statement

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         becomes unavailable, at a price per share equal to the price per share paid by Promethean Group to purchase such shares used to cover such Short Position;

                  6. That, if Promethean Group does not sell all of the Settlement Shares by the Trading Termination Date, the Registrant may, in addition to any other rights or remedies arising upon such breach, require Promethean Group to sell any or all of the remaining Settlement Shares to the Registrant at a price per share equal to the volume weighted average price of the Registrant's Common Stock on NASDAQ-NMS as reported by Bloomberg for the trading day preceding the date on which notice of such call is given;

                  7. That each of the Registrant, on the one hand, and Promethean Group, on the other hand, (a) releases the other from any and all claims, liabilities and other damages arising from the transactions and events referred to in the New York Action and the Delaware Action, including, without limitation, those arising from the transaction documents relating to the original sale of the Series C Preferred Stock, and (b) agrees not to disparage the other party or assist any third person in initiating or pursuing any litigation against such other party, subject to certain limited exceptions; and

                  8. That, for a period of four years following the date of the Settlement Agreement, neither Promethean Group nor any affiliate of either of them shall acquire or sell any interest in any of the Registrant's securities, subject to certain limited exceptions.

         A copy of each of the Settlement Agreement and the related press release is filed herewith as Exhibit 99.1 and 99.2, respectively.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.  Not applicable.

(b)      Pro forma financial information. Not applicable.

(c)      Exhibits.

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   EXHIBIT
     NO.                     DESCRIPTION
   -------                   -----------
     99.1 Settlement and Repurchase Agreement by and among ARIAD Pharmaceuticals, Inc., Promethean Investment Group LLC and HFTP Investments, LLC, dated as of January 14, 2000.

     99.2      Press Release, dated January 18, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             ARIAD PHARMACEUTICALS, INC.


Dated:  January 17, 2000                     By: /s/ Jay R. LaMarche
                                                 -------------------
                                                 Jay R. LaMarche
                                                 Executive Vice President


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                                  EXHIBIT INDEX

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EXHIBIT NO.                         DESCRIPTION
-----------                         -----------
  99.1 Settlement and Repurchase Agreement by and among ARIAD Pharmaceuticals, Inc., Promethean Investment Group LLC and HFTP Investments, LLC, dated as of January 14, 2000.

  99.2         Press Release, dated January 18, 2000.
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